As filed with the Securities and Exchange Commission on June 26, 2026

Registration No. 333- 278451

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3674	98-1591717
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1 Venture, Suite 220

Irvine, California 92618

(949) 808-8888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keyvan Samini

President and Chief Financial Officer

1 Venture, Suite 220

Irvine, California 92618

(949) 808-8888

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raymond Lee, Esq.

Laurie L. Green, Esq.

Greenberg Traurig, LLP

18565 Jamboree Road

Suite 500

Irvine, CA 92612

(949) 732-6510

Approximate date of commencement of proposed sale to the public: N/A

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) relates to the Registration Statement on Form S-1 (No. 333- 278451) (the “Registration Statement”), originally filed by Mobix Labs, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) on April 2, 2024. This Post-Effective Amendment No. 1 is being filed to deregister any and all securities that remain unsold or otherwise unissued as of the date hereof under the Registration Statement.

The Registration Statement pertains to the registration for resale by B. Riley Principal Capital II, LLC (“B. Riley”) of up to 950,000 shares (on a post reverse stock split basis) of the Registrant’s Class A Common Stock, par value $0.00001 per share, issuable pursuant to an equity line of credit between the Registrant and B. Riley.

Any and all offerings of the Registrant’s securities pursuant to the Registration Statement have been terminated. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities that were registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 26, 2026.

MOBIX LABS, INC.

/s/ Keyvan Samini
Keyvan Samini
President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.